EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACTS:     Corporate Contact:            Investor Relations
              John Carlson                  Harriet Fried
              Exec VP & CFO                 Lippert/Heilshorn & Associates
              480-505-4869                  212-838-3777

                 Alanco/TSI PRISM and G4S Justice Services Inc. Announce International Distribution Agreement,
                    U.S. Manufacturing/Marketing Cooperation
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              Alliance with World's Leading International Security
                    Solutions Company to Accelerate TSI PRISM
                          RFID Tracking Market Adoption


(Scottsdale, AZ - April 2, 2009) - Alanco Technologies, Inc., NASDAQ: ALAN) today announced that its Alanco/TSI PRISM (TSI) subsidiary, the world's leading developer of in-facility RFID monitoring systems, has entered into international distribution, licensing and manufacturing agreements with G4S Justice Services Inc. (G4S). Under terms of the international distribution agreement, G4S has been granted exclusive distribution and licensing rights for the TSI system outside the continental U.S. Within the continental U.S., G4S will participate with TSI on certain major new market opportunities where the combined businesses can add value to the customer. G4S will also manufacture the RF transmitter bracelets worn by the offenders/detainees within prison and detention facilities utilizing TSI's RFID monitoring system. The agreements further provide for initial licensing fees and payments to TSI during the Company's current fiscal fourth quarter period beginning April 1, 2009.

G4S Justice Services Inc. CEO, Blake Beach, commented, "We are very excited about our new business relationship with Alanco/TSI PRISM and the benefits that each company can derive from it. Systems that monitor movement within correctional facilities promote transparency and accountability, which is critical in this era of increased focus on improving performance and reducing litigation. TSI's RFID monitoring solution solves many problems for corrections administrators, ranging from basic activities such as accurate prison counts to more complex requirements such as identifying gang and radicalization activity."

Alanco Chairman and CEO, Bob Kauffman, added, "This G4S alliance adds a significant new dimension to both our international and domestic business.
G4S's extensive global footprint, with operations in 110 countries, will enhance TSI PRISM international market opportunities to an extent only possible through the marketing capabilities of a dominant world-wide security industry leader. Domestically, G4S's extensive relationships and strong reputation in the U.S. criminal justice market will help accelerate the adoption of TSI PRISM RFID tracking in certain U.S. market opportunities which have been historically difficult to penetrate. Also, our new manufacturing cooperation with G4S should result in significant transmitter cost reductions, technology enhancements, and improved quality through G4S's ISO 9001:2008 accredited manufacturing facilities."

TSI PRISM RFID inmate tracking systems are currently installed in ten U.S. prisons and jails with an additional facility in Canberra, Australia under construction. In addition, TSI was selected as subcontractor to leading systems integrator, Northrop Grumman, to provide RFID monitoring systems to the Department of Homeland Security for up to 19 immigration detention sites across the nation.

G4S is the world's leading international security solutions group, which specializes in outsourced business processes in sectors where security and safety risks are considered a strategic threat. Listed on the London Stock Exchange, G4S 2008 consolidated revenues were approximately 8 Billion USD. The Company has in excess of 585,000 employees with operations in over 110 countries. For more information on G4S, visit www.g4s.com.

Alanco Technologies, Inc. provides wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. Its systems track and record the location and movement of inmates and officers, enhancing safety, security and productivity. For more information, visit the company's website at www.alanco.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE;
RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS
AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.


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